United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2010 (January 21, 2010)
IVEDA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53285 (Commission File Number)	98-0611159 (IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450, Mesa, Arizona 85210
 (Address of principal executive offices) (Zip Code)

(480) 307-8700
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On January 21, 2010, Iveda Corporation (the "Company") sold 1,400,000 shares of its common stock, $0.00001 par value per share, for cash consideration of $1,400,000.  The 1.4 million shares were sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 and Regulation D promulgated thereunder, as a sale to a single, private, accredited investor.  The shares were acquired for investment and are restricted.  No cash fees or commissions were paid by the Company in connection with this sale, although the Company issued warrants to purchase shares of its common stock to 2 entities which acted as finders in connection with the sale of the 1.4 million shares.  The warrants are exercisable at $1 per share and have a 2 year term for the warrants to purchase 250,000 shares of common stock issued to one of the finders and are exercisable at $1.10 per share and have a 5 year term for the warrants to purchase 35,000 shares of common stock issued to the other finder.  The warrants were also issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 and Regulation D promulgated thereunder, as issuances to a limited number of individuals qualifying as “accredited investors”.  Shares to be issued upon exercise of the warrants will be restricted.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Iveda Corporation, a Nevada corporation

Dated: January 26, 2010	By:	/s/ David Ly
David Ly, CEO